EXHIBIT 10.2

SECOND AMENDMENT TO MASTER LEASE AGREEMENT

THIS SECOND AMENDMENT TO MASTER LEASE AGREEMENT (“Second Amendment”) is entered into as of April 8, 2008 between HCP SSF, LLC (formerly known as SLOUGH SSF, LLC), a Delaware limited liability company (“Landlord”), and GENENTECH, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

A. Landlord and Tenant are parties to a Master Lease Agreement dated as of November 1, 2004 (the "Master Lease Agreement"), as amended by a First Amendment dated as of October 2, 2006 (the "First Amendment") (collectively, the “Agreement”) which provides for, among other things, the construction of eight office and/or research and development buildings at the Britannia East Grand Business Park (the “Center”), a stand-alone child care center in the northwestern corner of the Center (the “Child Care Center”), and two parking structures.  Terms used as defined terms in this Second Amendment but not expressly defined herein shall have the meanings assigned to such terms in the Agreement.

B. As a result of certain elections made by Tenant under the Agreement, Tenant has become responsible for complying with the requirements under the Development Agreement to which the Center is subject (as amended from time to time, the “Development Agreement”) relating to the construction of the Child Care Center.  In connection therewith, Tenant has requested that Landlord cooperate with Tenant in seeking the City of South San Francisco's ("City's") approval to defer the requirement that the Child Care Center be constructed at the Center, and Landlord is willing to do so, all as more particularly set forth in this Second Amendment.
NOW, THEREFORE, in consideration of the mutual obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.           Child Care Center.  Landlord agrees to fully cooperate with Tenant in seeking the City's approval to allow Tenant, at its election, to defer the requirement that the Child Care Center be constructed at the Center.  Such cooperation shall be at no cost or expense to Landlord; however, Landlord shall not accept conditions of approval of such deferral without Tenant’s prior approval.  Landlord and Tenant shall each include the other (or at least offer the other a reasonable opportunity to participate) in any discussions and hearings with the City regarding such deferral.  In the event that the City approves such deferral, so long as such deferral shall remain in effect, Tenant’s obligation to construct the Child Care Center in compliance with the requirements of the Development Agreement shall likewise be deferred by Landlord.  If the City fails or refuses to grant such deferral, or if the City defers such requirement and such deferral shall thereafter cease during the term of the Agreement for any reason (including, but not limited to, any such cessation by reason of the expiration or termination of Tenant’s occupancy of one or more Buildings in the Center, for which purpose Tenant’s obligations under this Paragraph 1 shall survive any termination of the Agreement), or if Tenant otherwise elects (notwithstanding such deferral) to proceed with constructing the Child Care Center, then Tenant at Tenant’s sole expense shall either fulfill the City's requirements (as set forth in the Development Agreement)

for construction of a Child Care Center or secure the City's approval of an alternative method of satisfying the requirement that the Child Care Center be located at the Center.  If the City grants the deferral, Tenant may elect to use the land designated for the Child Care Center for any purpose which is compatible with the other uses within the Center, such as, without limitation, landscaping, recreational fields, or other soft feature improvements, or may elect not to use the land (in which event Tenant shall still be responsible for the cost of providing, at a minimum, landscaping meeting the City’s minimum requirements for otherwise unused land within the Center).  Provided that Tenant has obtained all required City approvals (including, with Landlord’s reasonable cooperation at no expense to Landlord, any required amendment of the Development Agreement), Tenant may, at its sole discretion from time to time, elect to improve or modify the land designated for the Child Care Center with such uses, in which case, subject to the proviso set forth below, Landlord shall install such improvements at Tenant's cost and as directed by Tenant, in accordance with plans prepared by or at the direction of Tenant and mutually approved by Landlord and Tenant (such approval not to be unreasonably withheld, delayed or conditioned); provided, however, that if Tenant elects in accordance with the provisions of this paragraph to construct and use a building on the land designated for the Child Care Center during the term of the Agreement (which building shall then be leased to Tenant under the Vacant Land/Child Care Center Lease as contemplated in the Agreement) or to construct other recreational or soft-feature improvements, then Landlord’s construction obligations under this Paragraph shall be limited to constructing (at Tenant’s expense) the underground and in-ground improvements necessary to support Tenant's construction of such building or soft-feature improvements, and Tenant shall be responsible for constructing the above-ground elements of such building or soft-feature improvements in accordance with the terms of the Agreement.  For clarity, nothing herein shall preclude Tenant from exercising its rights under Section 4(c) of the Master Lease Agreement to seek the City's approval of an alternative method of satisfying the City's requirement for a Child Care Center, at no cost or expense to Landlord.

2.           Brokers.  Each party represents and warrants that no broker represented such party or otherwise participated in the negotiation or consummation of this Second Amendment, and each party agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorneys’ fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by the indemnifying party with any broker.

3.           Notice.  Any notice or communication required or permitted under the Agreement shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, certified mail, return receipt requested, or (d) facsimile, addressed as follows:

To Landlord:        HCP SSF, LLC
c/o HCP Life Science Estates
400 Oyster Point Blvd., Suite 409
South San Francisco, CA  94080
Attn:  Jon Bergschneider
Fax:  (650) 875-1003

with a copy to:     HCP SSF, LLC
c/o HCP, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, CA  90806-2473
Attn:  Legal Department
Fax:  (562) 733-5200

and a copy to:      Folger Levin & Kahn LLP
Embarcadero Center West
275 Battery Street, 23rd Floor
San Francisco, CA  94111
Attn:  Donald E. Kelley, Jr.
Fax:  (415) 986-2827

To Tenant:           Corporate Secretary
Genentech, Inc.
1 DNA Way, Mail Stop 49
South San Francisco, CA  94080
Fax:  (650) 467-9146

with a copy to:     Corporate Real Estate
Genentech, Inc.
1 DNA Way, Mail Stop 256A
South San Francisco, CA  94080
Fax:  (650) 467-3412

and a copy to:      Meg Fitzgerald, Esq.
Genentech, Inc. Legal Department
1 DNA Way, Mail Stop 49
South San Francisco, CA  94080
Fax:  (650) 952-9881

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith.  Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of facsimile, upon mechanical confirmation of transmission during normal business hours at the place of receipt (or in the case of transmission outside normal business hours, at the commencement of the next business day commencing after the time of such transmission).

4.           Entire Agreement; Modification.  This Second Amendment constitutes the entire agreement between the parties relating to the subject matter hereof.  This Second Amendment may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.  Except as modified by the terms of this Second Amendment, the obligations of the parties under, and the provisions of, the Agreement, shall remain unchanged, in full force and effect, and enforceable in accordance with its terms.

5.           Counterparts.  This Second Amendment may be executed in multiple counterparts, and by the respective parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be one and the same instrument with the same signatures as if all parties to this Second Amendment had signed the same signature page.  Signature pages may be detached from separate counterparts and attached to a single copy of this Second Amendment to form one original document (or multiple original counterparts of this document with full signatures).

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first set forth above.

“Landlord”

HCP SSF, LLC (formerly known as Slough
SSF, LLC), a Delaware limited liability
company

By:     HCP Estates USA Inc., a Delaware
           corporation, Its Manager

    By:         /s/ JONATHAN M. BERGSCHNEIDER
    Name:    Jonathan M. Bergschneider
    Its:         Senior Vice President

“Tenant” GENENTECH, INC., a Delaware corporation By: /s/ THOMAS G. LYON Name: Thomas G. Lyon Its: VP – Business Services